Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Tradeweb Markets Inc. of our report dated March 5, 2019 relating to the financial statement of Tradeweb Markets Inc. included in Amendment No. 3 to Registration Statement No. 333-230115 on Form S-1 of Tradeweb Markets Inc., and to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 3, 2019